(LEAP LOGO)

                                                                    EXHIBIT 99.1

Bock Communications, Inc.                                         Leap contacts:
Stacee Lewis, Media Relations                    Kristin Atkins, Media Relations
714-540-1030 ext. 19                                                858-882-9105
slewis@bockpr.com                                       katkins@leapwireless.com

                                                  Jim Seines, Investor Relations
                                                                    858-882-6084
                                                        jseines@leapwireless.com

             LEAP REPORTS RESULTS FOR SECOND FISCAL QUARTER OF 2004

   ~ Quarter-over-Quarter Improvements in Service Revenue and EBITDA Highlight
                        Underlying Strength of Business ~

SAN DIEGO - August 12, 2004 - Leap Wireless International, Inc., a leading provider of innovative and value-driven wireless communications services, today announced strong financial and operating results for the second quarter of 2004, which continue to reflect broadly improved performance across the Company's operations. Total consolidated revenues for the second quarter were $205.7 million, compared to the $185.6 million of total consolidated revenues reported for the second quarter of 2003. Consolidated operating loss for the second quarter was $15.0 million, compared to the $227.7 million of consolidated operating loss reported for the second quarter of 2003. Consolidated net loss for the second quarter was $18.1 million, compared to the $243.7 million of consolidated net loss reported for the second quarter of 2003. Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2004 were $61.7 million, compared to the consolidated EBITDA loss of $155.4 million for the second quarter of 2003, which included charges of $181.0 million relating to impairments of the Company's wireless licenses and network assets. During the second quarter of 2004, Leap's Cricket operations added approximately 9,000 net new subscribers to end the period with approximately 1,547,000 total customers, and had a customer churn rate of 3.7%.

"The improvements in EBITDA performance we have reported to date highlight the major strides we have taken to deliver significant reductions to our cost structure while improving our top-line service revenue," said Bill Freeman, chief executive officer of Leap. "The success of our business model is underscored by the operating margins we have delivered through the further improvement to our cash costs per user. The results of the second quarter show that we will soon emerge from our restructuring as a strong, financially capable company with one of the lowest cost structures in the industry and a differentiated service offering that meets the needs

Leap Reports Results for Second Fiscal Quarter of 2004              Page 2 of 14

(LEAP LOGO)


of the value-conscious segments of the market. In addition, our strengthened balance sheet will provide us with an excellent foundation for continuing to build the business as we emerge from the restructuring with a significant cash balance and leverage ratios among the lowest in the industry. I believe that the results we are reporting today clearly illustrate that we have delivered on our commitments by maintaining a strict focus on the basics and continuing to execute well on a reasonable growth strategy. I am excited about the future of our business as we prepare for the next stage in the Company's development."

Freeman continued, "With five years of experience since launching our Cricket service, we have developed a deep understanding of the market segments we serve. To maintain our position as a high-value, low-cost leader in the wireless industry, we intend to remain firmly focused on the fundamentals. Over the coming months, our plan is to build on our business by developing new services that are designed to reinforce the core value of our Cricket(R) service and thus contribute to the growth of our current markets as these services become available to and are accepted by our customers. We also expect to carefully evaluate strategic expansion opportunities that are complementary to our business strategy."

Key operational and financial performance measures for the second quarter of 2004 were as follows:

- Average revenue per user per month (ARPU), based on service revenue, was $37.28, an improvement of $0.80 from the ARPU of $36.48 for the second quarter of 2003.

- Overall non-selling cash costs per user per month (CCU) for Leap's consolidated business was $18.47, an improvement of $5.08 from the CCU of $23.55 reported for the second quarter of 2003.

- Cost per gross customer addition (CPGA) was $141, a notable improvement of $53 from the CPGA of $194 reported for the second quarter of 2003.

- Churn was 3.7%, an improvement from the churn of 4.6% reported for the second quarter of 2003.

- Average minutes of use per customer per month (MOU) was approximately 1,500, compared to the approximately 1,300 reported for the second quarter of 2003.

Leap Reports Results for Second Fiscal Quarter of 2004              Page 3 of 14

(LEAP LOGO)


- Cash paid for property and equipment (cash capital expenditures) was $14.3 million for the second quarter of 2004, bringing cash capital expenditures for the first half of 2004 to $30.4 million. The cash capital expenditures of $14.3 million reported for the second quarter of 2004 included a $4 million one-time benefit related to a cash settlement with a key equipment vendor.

Upon the adoption of Emerging Issues Task Force (EITF) Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables" on July 1, 2003, the Company began reporting activation fees as equipment revenue, which reduced ARPU and CPGA by $1 and $24, respectively, for the three months ended June 30, 2004, compared to the ARPU and CPGA results that would have been reflected if EITF Issue No. 00-21 had not been adopted.

"The results of the second quarter reflect the principal benefits of the Company's cost reduction efforts during the restructuring process and underscore the financial and operational strength of our business," said Doug Hutcheson, Leap's executive vice president and CFO. "While we expect to explore every avenue available to us to improve our performance through further cost reductions, we believe that the implementation of strategies that are designed to increase customer growth and service revenue are important to the continued improvement in our operating margins. In addition, we intend to take actions to optimize our capital structure, to lower our cost of capital, and to provide the Company with the financial flexibility that will support the measured, strategic expansion of our business."

On August 5, 2004, Leap announced that the Federal Communications Commission
(FCC) issued an order approving the change of control of its wireless licenses, clearing the way for the Company's emergence from Chapter 11. As a result of the FCC's order and a concurrent settlement agreement with the FCC, on the effective date of the Plan of Reorganization the Company will pay the FCC approximately $36.7 million for unpaid principal and approximately $8.3 million of accrued interest in connection with the reinstatement of the Company's FCC debt, and approximately $278,000 of unjust enrichment penalties. The order and settlement agreement also require the Company to repay approximately $40 million in principal amounts that will remain outstanding on the effective date of the Plan of Reorganization, plus accrued interest, to the FCC in installments scheduled for April and July 2005. The Company also agreed in the settlement agreement to use reasonable efforts to complete a debt offering on or prior to January 31, 2005 generating net proceeds sufficient to repay the $350 million of senior secured

Leap Reports Results for Second Fiscal Quarter of 2004              Page 4 of 14

(LEAP LOGO)


pay-in-kind notes that the Company will issue upon its emergence from bankruptcy and the Company's indebtedness to the FCC. The Company expects to emerge from bankruptcy during the week of August 16, 2004.

As previously announced, the Company's confirmed Plan of Reorganization includes the cancellation of all issued and outstanding common stock (which currently trades on the OTC Bulletin Board under the symbol LWINQ), warrants and options. The holders of Leap common stock, warrants and options will receive no distributions under the Plan of Reorganization. On emergence, reorganized Leap will issue 60 million shares of new common stock to two classes of the Company's creditors. Holders of Cricket's senior secured vendor debt claims will receive, on a pro rata basis, 96.5% of the issued and outstanding shares of new Leap common stock on the effective date of the Plan of Reorganization as well as new senior secured pay-in-kind notes with an aggregate face value of $350 million. Reorganized Leap will issue the remaining 3.5% of its outstanding shares of new Leap common stock to the Leap Creditor Trust for distribution to holders of allowed Leap general unsecured claims on a pro rata basis, and will transfer other assets to the Leap Creditor Trust as specified in the Plan of Reorganization which are then to be liquidated, with the cash proceeds from such liquidation to be distributed to the holders of allowed Leap general unsecured claims. Leap expects that its new common stock will be quoted for trading on the OTC Bulletin Board under a new ticker symbol. The Company anticipates that it will apply for listing on the NASDAQ National Market System upon satisfaction of the listing criteria established by NASDAQ, including a minimum number of round lot shareholders.

In connection with its emergence from bankruptcy, the Company intends to adopt fresh-start reporting, which will have a material effect on the Company's condensed consolidated financial statements. As a result, the condensed consolidated financial statements that the Company publishes for periods following the effective date of the Plan of Reorganization will not be comparable with those published before such date.

ABOUT LEAP

Leap, headquartered in San Diego, Calif., is a customer-focused company providing innovative mobile wireless services that are targeted to meet the needs of customers who are under-served by traditional communications companies. With a commitment to predictability, simplicity and

Leap Reports Results for Second Fiscal Quarter of 2004              Page 5 of 14

(LEAP LOGO)


value as the foundation of our business, Leap pioneered Cricket(R) service, a simple and affordable wireless alternative to traditional landline service. Cricket(R) service offers customers unlimited anytime minutes within the Cricket(R) calling area over a high-quality, all-digital CDMA network. Cricket(R) service is available to customers in 39 markets in 20 states stretching from New York to California. For more information, please visit www.leapwireless.com.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Securities and Exchange Commission (SEC) Item 10 to Regulation S-K, is a numerical measure of a company's financial performance that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the consolidated statement of operations or consolidated statement of cash flows; or
(b) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. As described more fully in the notes to the attached financial tables, management supplements the information provided by financial statement measures with several customer focused performance metrics that are widely used in the telecommunications industry. EBITDA, CPGA, and CCU are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measure can be found in the section entitled "Notes to Condensed Consolidated Financial Statements" included toward the end of this release.

Except for the historical information contained herein, this news release contains "forward-looking statements" reflecting management's current forecast of certain aspects of Leap's future. Some forward-looking statements can be identified by forward-looking words such as "believe," "think," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "should," "would" and similar expressions. This news release is based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ include, but are not limited to:

Leap Reports Results for Second Fiscal Quarter of 2004              Page 6 of 14

(LEAP LOGO)


- limitations on our ability to predict the future performance and actions of Leap because we will have new stockholders and a new Board of Directors of Leap if and when we emerge from bankruptcy, and they may implement changes in the direction of our business that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements;

- our ability to successfully implement our Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003, including certain technical amendments thereto, referred to herein as the Plan of Reorganization, which has been confirmed by the United States Bankruptcy Court for the Southern District of California, or the Bankruptcy Court;

-  our ability to continue as a going concern;

- our ability to obtain Bankruptcy Court approval with respect to motions prosecuted by us in our Chapter 11 cases from time to time;

- risks associated with third parties seeking and obtaining Bankruptcy Court approval to convert the Chapter 11 cases of Leap, Cricket and substantially all of their subsidiaries to Chapter 7 cases if our Plan of Reorganization does not become effective in a timely fashion;

- the potential continuing adverse impacts of the Chapter 11 cases on the liquidity or results of operations of Leap and Cricket and on our ability to predict future customer growth and other key operating metrics;

- our ability to attract and retain customers in an extremely competitive marketplace;

-  our ability to attract, motivate and/or retain an experienced workforce;

- changes in economic conditions that could adversely affect the market for wireless services;

- rulings or actions by courts or the FCC adversely affecting our rights to own and/or operate certain wireless licenses;

-  failure of network systems to perform according to expectations;

- global political unrest, including the threat or occurrence of war or acts of terrorism; and

- other factors detailed in the section entitled "Risk Factors" included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2004 and in our other SEC filings.

The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Leap and the Leap logo design are trademarks of Leap Wireless International, Inc. Cricket and Comfortable Wireless are registered trademarks of Cricket Communications, Inc. Cricket +1, Cricket +2, Cricket Unlimited and Cricket Multi Value Plan are trademarks of Cricket Communications, Inc.

Leap Reports Results for Second Fiscal Quarter of 2004              Page 7 of 14

(LEAP LOGO)


                        LEAP WIRELESS INTERNATIONAL, INC.
                             (DEBTORS-IN-POSSESSION)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)

                                                                      JUNE 30,         DECEMBER 31,
                                                                        2004               2003
                                                                    ------------       ------------
ASSETS
Cash and cash equivalents .......................................   $    138,581       $     84,070
Short-term investments ..........................................         83,748             65,811
Restricted cash, cash equivalents and short-term investments ....         44,462             55,954
Funds distributed to Leap Creditor Trust ........................         68,790             67,800
Inventories .....................................................         31,219             17,680
Other current assets ............................................         38,335             39,145
                                                                    ------------       ------------
  Total current assets ..........................................        405,135            330,460
Property and equipment, net .....................................        698,644            817,075
Wireless licenses, net ..........................................        561,630            560,056
Other assets ....................................................         53,946             49,252
                                                                    ------------       ------------
  Total assets ..................................................   $  1,719,355       $  1,756,843
                                                                    ============       ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable and accrued liabilities ........................   $     61,795       $     64,485
Debt in default(1) ..............................................         74,779             74,112
Other current liabilities .......................................         61,282             54,923
                                                                    ------------       ------------
  Total current liabilities not subject to compromise ...........        197,856            193,520
Other long-term liabilities .....................................         60,355             55,157
                                                                    ------------       ------------
  Total liabilities not subject to compromise ...................        258,211            248,677
Liabilities subject to compromise(2) ............................      2,401,438          2,401,522
Stockholders' deficit:
 Preferred stock -- authorized 10,000,000 shares; $.0001 par
  value, no shares issued and outstanding .......................             --                 --
 Common stock -- authorized 300,000,000 shares; $.0001 par
  value, 58,704,224 issued and outstanding at June 30, 2004
  and December 31, 2003 .........................................              6                  6
 Additional paid-in capital .....................................      1,155,237          1,156,410
 Unearned stock-based compensation ..............................            (72)              (421)
 Accumulated deficit ............................................     (2,094,606         (2,048,431)
 Accumulated other comprehensive loss ...........................           (859)              (920)
                                                                    ------------       ------------
  Total stockholders' deficit ...................................       (940,294)          (893,356)
                                                                    ------------       ------------
  Total liabilities and stockholders' deficit ...................   $  1,719,355       $  1,756,843
                                                                    ============       ============

Leap Reports Results for Second Fiscal Quarter of 2004              Page 8 of 14

(LEAP LOGO)


                        LEAP WIRELESS INTERNATIONAL, INC.
                             (DEBTORS-IN-POSSESSION)
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     THREE MONTHS ENDED             SIX MONTHS ENDED
                                                           JUNE 30,                      JUNE 30,
                                                  -------------------------     -------------------------
                                                     2004           2003           2004           2003
                                                  ----------     ----------     ----------     ----------
Revenues:
 Service revenues ............................    $  172,025     $  162,415     $  341,076     $  323,063
 Equipment revenues ..........................        33,676         23,229         71,447         46,428
                                                  ----------     ----------     ----------     ----------
  Total revenues .............................       205,701        185,644        412,523        369,491
Operating expenses:
 Cost of service (exclusive of items shown
  separately below) ..........................       (47,827)       (53,321)       (95,827)      (106,069)
 Cost of equipment ...........................       (40,635)       (41,366)       (84,390)       (83,806)
 Selling and marketing .......................       (21,939)       (22,478)       (45,192)       (43,743)
 General and administrative ..................       (33,922)       (40,569)       (72,532)       (87,983)
 Depreciation and amortization ...............       (76,026)       (74,537)      (151,487)      (151,152)
 Impairment of indefinite-lived intangible
  assets .....................................            --       (171,140)            --       (171,140)
 Impairment of long-lived assets and related
  charges ....................................          (360)        (9,913)          (360)       (18,638)
                                                  ----------     ----------     ----------     ----------
  Total operating expenses ...................      (220,709)      (413,324)      (449,788)      (662,531)
Gains on sale of wireless licenses ...........            --             --             --          1,472
                                                  ----------     ----------     ----------     ----------
 Operating loss ..............................       (15,008)      (227,680)       (37,265)      (291,568)
Interest income ..............................            --             85             --            779
Interest expense (contractual interest expense
 was $67.2 million and $61.8 million for the
 three months ended June 30, 2004 and 2003,
 respectively, and $133.6 million and $122.7
 million for the six months ended June 30,
 2004 and 2003, respectively) ................        (1,908)       (11,804)        (3,731)       (79,951)
Other income (expense), net ..................          (615)           100           (596)          (168)
                                                  ----------     ----------     ----------     ----------
Loss before reorganization items and income
 taxes .......................................       (17,531)      (239,299)       (41,592)      (370,908)
Reorganization items, net(3) .................         1,313         (2,368)          (712)        (2,368)
                                                  ----------     ----------     ----------     ----------
Loss before income taxes .....................       (16,218)      (241,667)       (42,304)      (373,276)
Income taxes .................................        (1,927)        (2,052)        (3,871)        (3,981)
                                                  ----------     ----------     ----------     ----------
  Net loss ...................................    $  (18,145)    $ (243,719)    $  (46,175)    $ (377,257)
                                                  ==========     ==========     ==========     ==========
Other comprehensive loss:
Unrealized holding gains (losses) on
 investments, net ............................          (204)           211             61             85
                                                  ----------     ----------     ----------     ----------
   Comprehensive loss ........................    $  (18,349)    $ (243,508)    $  (46,114)    $ (377,172)
                                                  ==========     ==========     ==========     ==========
Basic and diluted net loss per common share ..    $    (0.31)    $    (4.16)    $     (.79)    $    (6.44)
                                                  ==========     ==========     ==========     ==========
Shares used in per share calculations:
 Basic and diluted ...........................        58,622         58,595         58,621         58,595
                                                  ==========     ==========     ==========     ==========

Leap Reports Results for Second Fiscal Quarter of 2004              Page 9 of 14

(LEAP LOGO)


                        LEAP WIRELESS INTERNATIONAL, INC.
                             (DEBTORS-IN-POSSESSION)

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)

                                                        THREE MONTHS ENDED            SIX MONTHS ENDED
                                                             JUNE 30,                      JUNE 30,
                                                    -------------------------     -------------------------
                                                       2004           2003           2004           2003
                                                    ----------     ----------     ----------     ----------
Operating activities:
    Net cash provided by operating activities ..    $   49,175     $   54,031     $   89,935     $   83,212
                                                    ----------     ----------     ----------     ----------
Investing activities:
 Purchase of property and equipment ............       (14,261)       (14,733)       (30,418)       (18,955)
 Net proceeds from sales of wireless licenses ..            --             --             --          1,472
 Purchase of investments .......................       (37,118)       (33,789)       (70,769)       (56,229)
 Sale and maturity of investments ..............        34,943         29,737         51,793         54,991
 Restricted cash, cash equivalents and
  short-term investments, net ..................        11,370         14,037         13,970         13,756
                                                    ----------     ----------     ----------     ----------
    Net cash used in investing activities ......        (5,066)        (4,748)       (35,424)        (4,965)
                                                    ----------     ----------     ----------     ----------
Financing activities:
 Repayment of long-term debt ...................            --             --             --         (4,365)
 Issuance of common stock ......................            --             50             --             50
                                                    ----------     ----------     ----------     ----------
    Net cash provided by (used in) financing
     activities ................................            --             50             --         (4,315)
                                                    ----------     ----------     ----------     ----------
Net increase in cash and cash equivalents ......        44,109         49,333         54,511         73,932
Cash and cash equivalents at beginning of period        94,472        125,459         84,070        100,860
                                                    ----------     ----------     ----------     ----------
Cash and cash equivalents at end of period .....    $  138,581     $  174,792     $  138,581     $  174,792
                                                    ==========     ==========     ==========     ==========


                     SCHEDULE OF SELECTED OPERATING METRICS
                                   (UNAUDITED)

                                                                            THREE MONTHS ENDED
                                                                                  JUNE 30,
                                                                            2004           2003
                                                                         ----------     ----------
Gross additions .....................................................       180,128        152,872
Net additions .......................................................         9,133        (53,770)
End of period customers .............................................     1,547,364      1,459,707
Churn(4) ............................................................           3.7%           4.6%
ARPU(5)(7) ..........................................................    $    37.28     $    36.48
CPGA(6)(7) ..........................................................    $      141     $      194
CCU(8) ..............................................................    $    18.47     $    23.55
Average minutes of use per customer per month .......................         1,500          1,300
Consolidated EBITDA (in thousands)(9) ...............................    $   61,716     $ (155,411)
Cash capital expenditures for property and equipment (in thousands) .    $   14,261     $   14,733

Leap Reports Results for Second Fiscal Quarter of 2004             Page 10 of 14

(LEAP LOGO)


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)   Debt in Default:

      Debt in default subject to compromise is summarized as follows (unaudited) (in thousands):

                                                  JUNE 30,    DECEMBER 31,
                                                    2004          2003
                                                 ----------   ------------
      12.5% Senior Notes ....................    $  224,623    $  224,623
      14.5% Senior Discount Notes ...........       504,393       504,393
      Senior secured vendor credit facilities     1,618,284     1,618,284
      Note payable to GLH ...................         8,649         8,643
      Qualcomm term loan ....................         1,541         1,541
                                                 ----------    ----------
                                                 $2,357,490    $2,357,484
                                                 ==========    ==========

      Amounts presented for the Senior Notes, the note payable to GLH and the Qualcomm term loan include principal and interest accrued through the Petition Date. Amounts presented for the Senior Discount Notes include accreted principal and interest accrued through the Petition Date. Amounts presented for the senior secured vendor credit facilities include principal, interest and fees accrued through the Petition Date.

      Debt in default not subject to compromise at June 30, 2004 consisted entirely of debt obligations to the FCC of $74.8 million (net of a $1.9 million discount) incurred as part of the purchase price for wireless licenses. The original terms of the notes include interest rates generally ranging from 6.25% to 7.0% per annum (9.75% per annum on the note associated with the Denver license) and quarterly principal and interest payments until maturity through July 2007. The notes were discounted using management's best estimate of the prevailing market interest rate at the time of purchase of the wireless licenses ranging from 9.75% to 10.75% per annum.

      The Company has classified the principal and interest balances outstanding under its U.S. government financing as a short-term obligation in the condensed consolidated balance sheets as of June 30, 2004 and December 31, 2003 as a result of the Company's Chapter 11 filings, which constituted an event of default of the underlying notes. Payments of principal and interest under the Company's U.S. government financing are generally stayed during the pendency of the Chapter 11 proceedings.

(2) Liabilities subject to compromise refer to liabilities of the Company incurred prior to the Petition Date that are with unrelated parties. Substantially all of the Company's pre-petition liabilities, other than principal and accrued interest payable to the FCC, have been classified as liabilities subject to compromise in the condensed consolidated balance sheets. Adjustments to the liabilities subject to compromise may result from negotiations, actions of the Bankruptcy Court, rejection of executory contracts including leases, implementation of the Plan of Reorganization, or other events.

      The following table summarizes the components of liabilities subject to compromise in the Company's condensed consolidated balance sheets (unaudited) (in thousands):

Leap Reports Results for Second Fiscal Quarter of 2004             Page 11 of 14

(LEAP LOGO)


                                                    JUNE 30,    DECEMBER 31,
                                                      2004          2003
                                                   ----------   ------------
      Accounts payable and accrued liabilities     $   18,482    $   18,590
      Debt in default subject to compromise ...     2,357,490     2,357,484
      Other current liabilities ...............        15,582        15,675
      Other long-term liabilities .............         9,884         9,773
                                                   ----------    ----------
        Total liabilities subject to compromise    $2,401,438    $2,401,522
                                                   ==========    ==========

(3) Reorganization items represent amounts incurred by the Company as a direct result of the Chapter 11 filings and are presented separately in the condensed consolidated statements of operations.

      The following table summarizes the components of reorganization items, net in the Company's condensed consolidated statements of operations (unaudited) (in thousands):

                                             THREE MONTHS ENDED        SIX MONTHS ENDED
                                                  JUNE 30,                  JUNE 30,
                                            --------------------     ---------------------
                                             2004         2003         2004         2003
                                           --------     --------     --------     --------
      Professional fees ...............    $ (1,726)    $ (4,521)    $ (3,936)    $ (4,521)
      Gain on settlement of liabilities       2,483        1,467        2,500        1,467
      Adjustment of liabilities to
      allowed amounts .................          --           --         (360)          --
      Post-petition interest income ...         556          686        1,084          686
                                           --------     --------     --------     --------
        Total reorganization items, net    $  1,313     $ (2,368)    $   (712)    $ (2,368)
                                           ========     ========     ========     ========


DEFINITION OF TERMS AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(4) Churn, an industry metric that measures customer turnover, is calculated as the net number of customers that disconnect from our service divided by the weighted average number of customers divided by the number of months during the period being measured. Customers who do not pay their first monthly bill are deducted from our gross customer additions; as a result, these customers are not included in churn. Management uses churn to measure our retention of customers, to measure changes in customer retention over time, and to help evaluate how changes in our business affect customer retention. In addition, churn provides management with a useful measure to compare our customer turnover activity to that of other wireless communications providers. We believe investors use churn primarily as a tool to track changes in our customer retention over time and to compare our customer retention to that of other wireless providers.

(5) ARPU is an industry metric that measures service revenue divided by the weighted average number of customers, divided by the number of months during the period being measured. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings and fees, affect average revenue per customer, and to forecast future service revenue. In addition, ARPU

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      provides management with a useful measure to compare our subscriber revenue to that of other wireless communications providers. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless providers.

(6) CPGA is an industry metric that represents selling and marketing costs and the gain or loss on sale of handsets (generally defined as cost of equipment less equipment revenue), excluding costs unrelated to initial customer acquisition, divided by the total number of gross new customer additions during the period being measured. Costs unrelated to initial customer acquisition include the revenues and costs associated with the sale of handsets to existing customers as well as costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers). We deduct customers who do not pay their first monthly bill from our gross customer additions, which tends to increase CPGA because we incur the costs associated with this customer without receiving the benefit of a gross customer addition. Management uses CPGA to measure the efficiency of our customer acquisition efforts, to track changes in our average cost of acquiring new subscribers over time, and to help evaluate how changes in our sales and distribution strategies affect the cost-efficiency of our customer acquisition efforts. In addition, CPGA provides management with a useful measure to compare our per customer acquisition costs with those of other wireless communications providers. We believe investors use CPGA primarily as a tool to track changes in our average cost of acquiring new customers and to compare our per customer acquisition costs to those of other wireless providers.

      The following table reconciles total costs used in the calculation of CPGA to selling and marketing expense, which we consider to be the most directly comparable GAAP financial measure to CPGA (in thousands, except gross customer additions and CPGA):

                                                       THREE MONTHS ENDED,
                                                             JUNE 30,
                                                    -------------------------
                                                       2004           2003
                                                    ----------     ----------
      Selling and marketing expense ............    $   21,939     $   22,478
       Plus cost of equipment ..................        40,635         41,366
       Less equipment revenue ..................       (33,676)       (23,229)
       Less net loss on equipment transactions
       unrelated to initial customer acquisition        (3,453)       (10,985)
                                                    ----------     ----------
         Total costs used in the calculation of
         CPGA ..................................       $25,445     $   29,630
      Gross customer additions .................       180,128        152,872
                                                    ----------     ----------
      CPGA .....................................    $      141     $      194
                                                    ==========     ==========

(7) The Company adopted Emerging Issues Task Force (EITF) Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables" on July 1, 2003. Prior to the adoption of EITF Issue No. 00-21, activation fees were included in ARPU as service revenue and deferred over the estimated customer relationship period. Upon the adoption of EITF Issue No. 00-21, we began reporting activation fees as equipment revenue, which reduced ARPU and CPGA by $1 and $24, respectively, for the three

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      months ended June 30, 2004, compared to the ARPU and CPGA results that would have been reflected if EITF Issue No. 00-21 had not been adopted.

(8) CCU is an industry metric that measures cost of service, general and administrative costs, gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers), divided by the weighted average number of customers, divided by the number of months during the period being measured. CCU does not include any depreciation and amortization expense. Management uses CCU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-selling cash costs per customer. In addition, CCU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless communications providers. We believe investors use CCU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless providers.

      The following table reconciles total costs used in the calculation of CCU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CCU (in thousands, except weighted-average number of customers and CCU):

                                                             THREE MONTHS ENDED
                                                                  JUNE 30,
                                                          ------------------------
                                                             2004          2003
                                                          ----------    ----------
      Cost of service ................................    $   47,827    $   53,321
       Plus general and administrative expense .......        33,922        40,569
       Plus net loss on equipment transactions
       unrelated to initial customer acquisition .....         3,453        10,985
                                                          ----------    ----------
         Total costs used in the calculation of CCU ..    $   85,202    $  104,875
      Weighted-average number of customers ...........     1,537,957     1,484,248
                                                          ----------    ----------
      CCU ............................................    $    18.47    $    23.55
                                                          ==========    ==========

(9) Consolidated EBITDA represents net income (loss) before income taxes, interest expense, interest income, depreciation, and amortization. We present consolidated EBITDA as a supplemental performance measure because management believes it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of fixed assets (affecting relative depreciation expenses). While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because consolidated EBITDA facilitates internal comparisons of our historical operating performance, management also uses consolidated EBITDA for business planning purposes and in measuring our performance relative to that of our

Leap Reports Results for Second Fiscal Quarter of 2004             Page 14 of 14

(LEAP LOGO)


      competitors. Also, a substantial portion of the bonuses paid to our employees under the Company's bonus plan is based on the Company's achieving consolidated EBITDA targets. In addition, we believe that consolidated EBITDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of our financial performance over time and to compare our financial performance with that of other companies in our industry. Consolidated EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

      -  it does not reflect our expenditures for capital expenditures;

      - although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and consolidated EBITDA does not reflect cash requirements for such replacements;

      - it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;

      - it does not reflect expenses incurred for the payment of income taxes and other taxes; and

      - other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

      Management compensates for these limitations by relying on our GAAP results and using consolidated EBITDA only supplementally.

      The reconciliation of consolidated EBITDA to net loss, the most directly comparable GAAP financial measure, is provided below (in thousands):

                                                          THREE MONTHS ENDED,
                                                               JUNE 30,
                                                      -------------------------
                                                         2004           2003
                                                      ----------     ----------
      Consolidated net loss ......................    $  (18,145)    $ (243,719)
        Plus income taxes ........................         1,927          2,052
        Plus interest expense ....................         1,908         11,804
        Less interest income .....................            --            (85)
        Plus depreciation and amortization .......        76,026         74,537
                                                      ----------     ----------
      Consolidated EBITDA ........................    $   61,716     $ (155,411)
                                                      ==========     ==========


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